Exhibit 10.3

INDUSTRIAL LEASE

BETWEEN

Temescal, L.P., a California limited partnership,

and Contra Costa Industrial Park, Ltd., a California limited partnership as Landlord

and

Powerlight Corporation,

A California corporation

as Tenant

TABLE OF CONTENTS

Summary of Industrial Lease Information		1
1.	Lease of Premises	3
2.	Lease of Term	3
3.	Use and Condition of Premises	4
4.	Contstruction	6
5.	Rent	6
6.	Security Deposit	7
7.	Hazardous Materials	8
8.	Common Areas	9
9.	Operating Expenses	10
10.	Repairs and Maintenance	12
11.	Alterations and Additions	13
12.	Utilities	14
13.	Liens	14
14.	Landlord’s Access and Easements	15
15.	Indemnity; Exemption of Landlord from Liability	15
16.	Insurance	16
17.	Damage or Destruction	17
18.	Condemnation	18
19.	Assignment and Subletting	18
20.	Surrender of the Leased Premises	20
21.	Default; Remedies	20
22.	Intentionally Deleted	22
23.	Additional Provisions	22
	Exhibit A	28
	Exhibit B	29
	Exhibit C	30
	Exhibit D	32

Summary of Industrial Lease Information

Effective Date:	May 12, 1999.
Section 1
Leased Premises:	A portion of the real property located at 815 Heintz Street, Berkeley, CA, , as designated on Exhibit A-1. Tenant may use the roof over the Lease Premises, subject to the conditions set forth on Exhibit A. A crane is located within the Leased Premises, which crane shall not be a part of this Lease unless so designated by Tenant as set forth in Exhibit D attached hereto.
Non-Exclusive Parking Places:	Sixteen, plus that certain parking described in Exhibit A.
Section 1
Rentable Area of Premises:	Approximately 16,830 square feet.
Section 2
Commencement Date:	Thirty (30) days following the date on which this Lease is executed by Landlord and Tenant.
Termination Date:	Five Years thereafter, with One (1) Option to Extend the Term for an additional Sixty (60) months.
Section 3
Use	Office, Warehousing and light manufacturing of solar system products and related business use permitted by law.
Section 5
Monthly Base Rent:	Seven Thousand Two Hundred Thirty-Six and 90/100 ($7236.90) (1st month’s rent payable in advance).
Base Year:	1999 (for Property Taxes and Insurance).
Section 6
Security Deposit:	Ten Thousand Eight Hundred Fifty four and 00/100 ($10,854.00)
Section 9
Tenant’s Share of Project Operating Expenses:	Nine and 67/100 percent (9.67%) of Project Operating Expenses and Escalation Rent, amount to be estimated and provided to Tenant by Landlord.

[SUMMARY CONTINUES]

Section 23.19
Notices:
Landlord:	Temescal, L.P., a California limited partnership, and Contra Costa Industrial Park, Ltd., a California limited partnership.
	Address:	c/o the Voit Companies
505 14th Street, Suite 460
Oakland, CA 94612
	Telephone:	(510) 251-1966
Tenant:	Powerlight Corporation, a corporation
	Address:	To the Leased Premises

The foregoing Summary of Industrial Lease Information is intended to set forth certain terms of the agreement between Landlord and Tenant. In the event of any conflict between any information shown on this Summary and the Lease, the latter shall control.

TD	MZ
INITIALS (Tenant)	INITIALS (Landlord)

INDUSTRIAL LEASE

This Industrial Lease (this “Lease”) is entered into as of the Effective Date as set forth in Summary of Industrial Lease Information (the “Summary”) by and between Temescal, L.P., a California limited partnership, and Contra Costa Industrial Park, Ltd., a California limited partnership (“Landlord”) and the tenant as identified in the Summary and as reflected on the signature block at the end of this Lease (“Tenant”).

RECITALS

A. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord the premises located at Berkeley, CA (the “Leased Premises”), designated in the Summary and consisting of the approximately square footage as set forth in the Summary, which for reference purposes only is designated on the map attached to this Lease as Exhibit A and incorporated by reference.

B. The Leased Premises are located in the building at the street address identified in the Summary (the “Building”), which together with certain common areas and other buildings constitute the Temescal Business Center (the “Project).

NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.	Lease of Premises.

Landlord leases to Tenant and Tenant leases from Landlord the Leased Premises for the term, at the rental and upon all other terms, covenants, and conditions in this Lease. For purposes of this Lease, Landlord and Tenant agree that the rentable area of the Leased Premises (the “Rentable Area of the Premises”) is as stated on the Summary.

Tenant shall have the non-exclusive right to use the number of parking spaces as set forth in the Summary in the parking area located in the Project in common with the other tenants of the Project. Landlord reserves the right to alter or modify, on a nondiscriminatory basis, from time to time the location and arrangement of parking spaces in the Project Tenant and its officers, agents, employees, customers, and invitees shall park their motor vehicles only in areas designated by Landlord for that purpose from time to time. Tenant shall not at any time park or permit the parking of motor vehicles, belonging to it or to others, so as to interfere with the pedestrian sidewalks, or roadways, or in any portion of the Common Area not designated by Landlord for such use by Tenant. In no event may any automobiles not in active use and/or displaying current registration tags be stored at the Project and the storage, dismantling, or repairing of vehicles or any materials in the parking area is not permitted. Vehicles shall not be placed on blocks or otherwise made immobile or unsightly, such determination to be at the sole discretion of Landlord. If any vehicle of Tenant or any of its authorized representatives is parking in any part of the Project other than the specified parking spaces or areas. Tenant hereby authorizes Landlord to engage a towing service to remove such vehicle at Tenant’s expense. Within ten (10) days after request from Landlord, Tenant shall furnish to Landlord a list of the license numbers assigned to its motor vehicles, and those of its officers, agents and employees.

Tenant shall additionally have ingress and egress rights for loading and unloading purposes at the front loading doors depicted on Exhibit A.

2.	Lease Term.

2.1 Term. The term of this Lease (the “Term”) shall commence on the date set forth in the Summary (the “Commencement Date”). The Term of this Lease shall end the date as set forth in the Summary (the “Termination Date”), unless sooner terminated pursuant to any provision hereof.

2.2 Early Possession. If Tenant occupies the Leased Premises prior to the Commencement Date, such occupancy shall be subjected to all provisions of this Lease. However, such occupancy shall not advance the Termination Date. Tenant shall not be required to pay rent or other charges if it occupies before the Commencement Date. Landlord shall use its best efforts to permit Tenant to occupy as soon as possible after the current tenant vacates the Leased Premises.

2.3 Delay in Possession. If Landlord fails to deliver possession of the Leased Premises to Tenant by the Commencement Date, Landlord shall not be liable for any damages resulting from that failure, nor shall that failure cause a termination of this Lease or Tenant’s obligations under this Lease, except as otherwise permitted under this Section, nor shall that failure extend the term of this Lease. If Landlord has not delivered possession of the Leased Premises to Tenant within sixty (60) days after the Commencement Date, Tenant may, however, cancel this Lease, by written notice provided to and received by Landlord within ten (10) days after the end of the sixty (60) day period; in that case, the parties shall be discharged from all obligations under this Lease, provided, however, that if the written notice of Tenant is not received by Landlord within that ten (10) day period, Tenant shall have no further right to terminate this Lease. If cither party cancels as herein above provided, landlord shall return any monies previously deposited by tenant and the parties shall be discharged from all obligations herein after.

2.4 Acknowledgment of Commencement Date. In the event the Lease Commencement Date of the term of the Lease is delayed beyond the sixty (60) days described in preceding section, then Landlord and Tenant shall execute a written acknowledgment of the dates of commencement and termination of the Lease and shall attach it to the Lease as an Exhibit.

2.5 Option to Extend.

Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant that number of options as set forth in the Summary, to extend the Term of this Lease on the same terms, conditions and provisions as contained in this Lease, except as otherwise provided herein. Each Option Period shall commence on the day following the end of the Term then in effect (the “Option Period Commencement Date”) and end on the last day of the period of such extension as set forth in the Summary.

(a) The option to extend shall be exercisable by written notice from Tenant to Landlord of Tenant’s intent to exercise its election for said option and must be given not later than the date which is six (6) months prior to, the Option Period Commencement Date. If Tenant fails to timely give notice of its intent to exercise the applicable option, said option shall thereupon expire.

(b) Monthly Base Rent payable as of the commencement of each Option Period (each an “Extension Commencement Date”) with respect to the Leased Premises shall be one hundred and three percent (103%) of the Monthly Base Rent payable for the month immediately preceding such commencement. Thereafter, the Monthly Base Rent shall be adjusted annually on each anniversary of the Extension Commencement Date (the “Adjustment Date”) to an amount equal to one hundred and three percent (103%) of the Monthly Base Rent payable for the month immediately preceding such Adjustment Date.

(c) Tenant shall not have any option to extend the Term of this Lease beyond the expiration of the Option Period(s).

3.	Use and Condition of Premises.

3.1 Use of Premises.

(a) The Leased Premises shall be used for the use as set forth in the Summary or as otherwise approved by Landlord in writing and for no other purpose. Tenant shall not do or permit any act that could:

(i) cause any structural damage to the Project, or

(ii) cause damage to any part of the Building, except to the extent reasonably necessary for the installation of Trade Fixtures (as defined below), equipment, machinery, or the construction of alterations as permitted under this Lease or as approved in writing in advance by Landlord.

(b) Tenant shall not operate or permit the operation of any equipment or machinery on the Project that could:

(i) materially damage the Project,

(ii) impair the efficient operation of the Building’s heating, ventilation, or air conditioning system.

(iii) block or otherwise impede the operation of the Building’s sprinkler system,

(iv) overload or otherwise place an undue strain on the Building’s electrical and mechanical systems, or

(v) damage, overload, or corrode the Building’s sanitary sewer system.

(c) Tenant shall not install or attach anything in the Building in excess of the load limits established for the Building. Tenant shall contain and dispose of all dust, fumes, or waste products generated by Tenant’s use of the Leased Premises so as to avoid:

(i) unreasonable fire or health hazards,

(ii) damage to the Project, or

(iii) any violation of any Law.

(d) Except as may be approved by Landlord in advance and in writing, Tenant shall not change the exterior of the Building or install any equipment, machinery, or antennas on or make any penetrations of the exterior or roof of the Building. Tenant has the right, with Landlords approval to place signs and architectural elements identifying its place of business, including entry awning, signs on walls, canopy over entry, and flags. Tenant shall not commit any waste in or around the Project and shall keep the Leased Premises in a neat, clean, attractive and orderly condition, free of any nuisances. Tenant may conduct on any portion of the Leased Premises any sale in connection with its business operations.

3.2. Compliance with Law.

(a) Tenant shall, at Tenant’s expense, comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record and requirements of any fire insurance underwriters or rating bureaus, including, but not limited to, the Americans with Disabilities Act, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the Term or any part of the Term hereof, relating in any manner to the Leased Premises and the occupation and use by Tenant of the Leased Premises and of the Common Areas. Tenant shall not use or permit the use of the Leased Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Project. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, statute, ordinance, or governmental rule, regulation or requirement, shall be conclusive of the fact as between Landlord and Tenant. Landlord warrants that as of the date possession of the Leased Premises is delivered to Tenant that the Leased Premises (including building systems) complies with applicable laws.

(b) Tenant shall at all times keep the Leased Premises and Common Areas free of Hazardous Materials (as defined below). Tenant shall not use, generate, manufacture, store, release, or dispose of Hazardous Materials in, on, or about the Leased Premises (except as defined in Section 7 (b) of this lease) or the Common Areas. “Hazardous Materials” shall include, but not be limited to, substances defined as “hazardous substances,” “hazardous materials,” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USCS §§ 9601, et seq.; the Hazardous Materials Transportation Act, 49 USCS §§ 1801 et seq.; the Resource Conservation and Recovery Act, 42 USCS §§ 6901, et seq.; and those substances defined as “hazardous wastes” in Section 25117 of the California Health & Safety Code or as “hazardous substances” in § 25316 of the California Health & Safety Code; and in the regulations adopted and publications promulgated pursuant to said laws.

3.3. Condition of Premises.

(a) Tenant acknowledges that Tenant is leasing the Leased Premises on an “as is” basis, and Tenant and Landlord agree that the Leased Premises (inclusive of building systems) will be delivered “broom clean” and in good and sanitary order, condition and repair.

(b) Tenant hereby accepts the Leased Premises in their agreed upon condition subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Leased Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Landlord’s agent has made any representation or warranty as to the present or future suitability of the Leased Premises for the conduct of

Tenant’s business, the suitability thereof for the conduct of Tenant’s business, the utility services provided to the Leased Premises or the distribution of those utility services within the Leased Premises. Landlord has not agreed to undertake any modification, alteration or improvement to the Leased Premises except as specifically provided in this Lease.

(c) Tenant shall not overload the floor of the Leased Premises. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Leased Premises or Project, the times and manner of moving the same in or out of the Leased Premises or Project, and all such moving must be done under the supervision of Landlord. Safes or other heavy equipment shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord reserves the right to require Tenant to secure the written recommendations of a qualified structural engineer as to the safe installation of such property or equipment. Landlord shall not be responsible for loss of or damage to any such property from any cause, and all damage done to the Leased Premises or Project by moving or maintaining any such property shall be immediately repaired at the expense of Tenant.

4.	Construction.

The obligations of Landlord and Tenant to perform work, supply labor and materials and prepare the Leased Premises for occupancy are set forth in detail in Exhibit B. Landlord and Tenant shall expend all funds and do all acts required of them in Exhibit B and shall have the work performed promptly and diligently and in a first-class, workmanlike manner. If Landlord is obligated hereunder to perform construction or remodeling work, then possession shall not be deemed tendered and the term of this Lease shall not commence until the first to occur of the following: (a) three (3) days after written notice by Landlord that Landlord’s construction work has been completed; (b) upon the Tenant’s opening for business within the Leased Premises or (c) the Commencement Date written in the Summary.

5.	Rent.

5.1. Base Rent. Tenant agrees to pay to Landlord as base rent, without notice or demand, the sum set forth in the Summary as Monthly Base Rent (“Monthly Base Rent”) increased by (i) Tenant’s Share of the total dollar increase, if any, in Property Taxes (as defined in §9) and Insurance (as defined in §16.2) paid or incurred by Landlord in that year over the Base Year (the Property Taxes and Insurance, collectively, the “Escalation Rent”) and (ii) Tenant’s Share of Project Operating Expenses (as defined in §9) in advance, on or before the first day of each and every successive calendar month during the Term hereof. Tenant’s obligation to pay rent shall commence on the Commencement Date. The Monthly Base Rent shall be paid to Landlord without deduction or offset, in lawful money of the United States of America and at the Landlord’s address as designated in the Summary, or such place as Landlord may from time to time designate in writing. Monthly Base Rent for any period which is for less than one (1) month shall be a prorated portion of the monthly installment herein based upon a thirty (30) day month, except that Tenant shall pay, at the time of execution hereof, a full (30 day) Monthly Base Rent for the first 30 days of the Term and, as appropriate, the Monthly Base Rent for the next, succeeding month shall be prorated and paid at the beginning of such month. Landlord is not be required to send monthly statements, invoices or billings of any kind as a condition to Tenant paying any Rent due under this Lease.

5.2 Rent Adjustments. The Monthly Base Rent shall be adjusted for the then remaining portion of the initial Term of this Lease as of the first and each anniversary date(s) of the Commencement Date. Each such anniversary date is hereunder referred to as an “Adjustment Date.” The Monthly Base Rent shall be adjusted as of each Adjustment Date to an amount equal to one hundred and three percent (103%) of the Monthly Base Rent payable for the month immediately preceding such Adjustment Date.

5.3 Returned Checks. In the event a check from Tenant to Landlord is returned for non-payment of funds, Tenant shall replace said check with only the following: (a) cashier’s check, (b) cash, or (c) certified money order. In addition, Landlord shall assess a returned check handling fee of $25.00 for the first, $35.00 for the second and $45.00 for each successive occurrence. The returned check fee shall be tendered with the replacement payment. Said returned check handling fee shall in no way void Landlord’s right to assess and collect late charges. The third check rejection shall require payment by money order.

5.4 Date of Receipt of Tenant’s Payment. The date of delivery of payment to Landlord shall be considered the bona fide date of receipt of payment. The date of postmark, posting date, or mailing machine date shall not be considered date of payment. Tenant accepts full responsibility for delivery of payments to Landlord.

5.5 Additional Rent. Tenant shall pay, as additional rent, all sums of money or charges required to be paid by Tenant under this Lease in addition to the Monthly Base Rent, Escalation Rent and late charges, all of which are agreed by the parties hereto to be considered “Additional Rent.” If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless be collectible as Additional Rent with the next installment of Monthly Base Rent thereafter falling due, but nothing contained in this Lease shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable under this Lease or limit any other remedy of Landlord.

5.6 Escalation Rent/Operating Expenses Estimation and Accounting. Escalation Rent and Operating Expenses shall be paid monthly on an estimated basis, with subsequent annual statement, in accordance with the following procedures:

(a) Escalation Rent. No later than forty-five (45) days prior to the end of the Base Year set forth in the summary and no later than forty-five (45) days prior to the end of each subsequent calendar year, or as soon after that time as practicable. Landlord shall give Tenant notice of Landlord’s estimate of any Escalation Rent due under this Section for the ensuing calendar Lease year. On or before the first day of each month during the ensuing calendar year. Tenant shall pay to Landlord one-twelfth (l/12th) of the estimated Escalation Rent. If Landlord fails to give notice as required in this Section, Tenant shall continue to pay on the basis of the prior year’s estimate until the month after that notice is given. If at any time it appears to Landlord that the Escalation Rent for the current calendar year will vary from the estimate by more than five percent (5%), Landlord shall, by notice to Tenant, revise the estimate for that year, and subsequent payments by Tenant for that year shall be based on the revised estimate.

(b) Operating Expenses. Operating Expenses (as defined in §9) shall initially be estimated by Landlord based upon reasonably anticipated costs, and shall be the sum as set forth in the Summary. Thereafter, Landlord may upon fifteen (15) days written notice to Tenant, adjust this estimate quarterly.

(c) Annual Statement. Within ninety (90) days after the close of each calendar year, or as soon after the ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Rent and Operating Expenses for that calendar year, accompanied by a statement showing the basis on which the actual Escalation Rent and Operating Expenses were determined. At Tenant’s request, Landlord shall provide Tenant reasonable supporting detail underlying the calculations of Escalation Rent and Operating Expenses. If Landlord’s statement discloses that Tenant owes an amount that is less than the estimated payments for the calendar year previously made by Tenant, Landlord shall credit the excess first against any sums then owed by Tenant, and then against the next payments of rental due. If Landlord’s statement discloses that Tenant owes an amount that is more than the estimated payments for the calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty’ (30) days after delivery of the statement. Any statement provided by Landlord pursuant to this subsection shall be conclusively deemed to be correct if not objected to by Tenant within ninety (90) days following Landlord’s delivery of such statement. Tenant hereby waives the benefit of any statute of limitations that would extend Tenant’s right to challenge the propriety of any expenses contained in any statement beyond the period agreed to in the preceding sentence.

(d) Proration of Escalation Rent. The amount of Escalation Rent for any fractional year in the Term shall be appropriately prorated. The proration of Property Taxes and Insurance for the calendar year in which termination occurs shall be calculated on the basis of a fraction of said expenses for that entire calendar year. The termination of this Lease shall not affect the obligations of the parties pursuant to this Section to be performed after the termination.

6.	Security Deposit.

Tenant shall deposit with Landlord upon execution hereof that sum identified in the Summary as the Security Deposit (the “Security Deposit”) as security for Tenant’s faithful performance of Tenant’s obligations hereunder. If Tenant fails to pay rent or other charges due hereunder (all of which, collectively, are defined to be “Rent”), or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply, or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. The use, application, or retention of the Security Deposit by Landlord shall not prevent Landlord from exercising any other remedy provided hereunder or at law and shall not be construed as liquidated damages. If Landlord so uses or applies all or any portion of said deposit, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount then required of Tenant. Landlord shall not be required to keep the Security Deposit separate from its general accounts and Tenant shall not be entitled to, and Tenant hereby specifically waives any requirement that Landlord pay interest on the Security Deposit. If Tenant performs all of Tenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder. at the expiration of the Term hereof, and after Tenant has vacated the Leased Premises. No trust or fiduciary relationship is created herein between Landlord and Tenant with respect to the Security Deposit. If Landlord transfers the Leased Premises during the Term hereof, Landlord may pay the Security Deposit to Landlord’s successor in interest in accordance with Civil Code § 1950.7 or any successor statute, in which event the transferring Landlord shall be released from all liability for the return of the Security Deposit.

7.	Hazardous Materials.

(a) Landlord represents and warrants to Tenant that to Landlord’s actual knowledge and as of the Commencement Date: (i) the Leased Premises are in compliance with all Environmental Laws (as defined below) governing and relating to the Leased Premises as in effect and enforced as of the Commencement Date; and (ii) except as disclosed to Tenant in writing prior to the execution of this Lease, no Toxic Materials are present in, on or under the Leased Premises or the Project.

(b) Except for reasonable amounts of commercially available office and manufacturing products used, stored and disposed of in compliance with all applicable local, state and federal statutes, orders, ordinances, rules and regulations, Tenant shall not cause or permit any substance, material, waste or item which is or becomes regulated by any federal, state, regional or local governmental authority because it is in any way hazardous, toxic, carcinogenic, mutagenic or otherwise adversely affects any part of the environment, or creates risks of any such hazards or effects to be brought upon, kept or used in or about the Leased Premises or the Project by Tenant, its agents, employees, contractors, licensees, customers, or invitees, without the prior written consent of Landlord, which consent Landlord shall not withhold so long as Tenant demonstrates to Landlord’s satisfaction, in the exercise of Landlord’s sole and absolute discretion, that such items, and the quantities thereof, are necessary or materially useful to Tenant’s business and will be used, kept and stored in a manner that complies with all Environmental Laws (as defined below). Tenant shall comply, at its sole cost, with all federal, state and local laws, statutes, ordinances, codes, regulations and orders relating to the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of any flammable, combustible, explosive, infectious, corrosive, caustic, irritant, strong sensitizing, carcinogenic or radioactive materials, hazardous waste, toxic substances or related materials, including without limitation, substances defined as “hazardous substances,” “hazardous materials,” “toxic substances” or “asbestos containing materials” by federal, state or local laws, and in the regulations adopted in publications promulgated pursuant to said laws, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) [42 USCS §§ 9601 et seq.]; the Resource Conservation and Recovery Act of 1976 (RCRA) [42 USCS §§ 6901 et seq.]; the Clean Water Act, also known as the Federal Water Pollution Control Act (FWPCA) [33 USCS §§ 1251 et seq.]; the Toxic Substances Control Act (TSCA) [15 USCS §§ 2601 et seq.]; the Hazardous Materials Transportation Act (HMTA) [49 USCS §§ 1801 et seq.]; the Insecticide, Fungicide, Rodenticide Act [7 USCS §§ 136 et seq.]; the Superfund Amendments and Reauthorization Act [42 USCS §§ 6901 et seq.]; the Clean Air Act [42 USCS §§ 7401 et seq.]; the Safe Drinking Water Act [42 USCS §§ 3OOf et seq.]; the Solid Waste Disposal Act [42 USCS §§ 6901 et seq.]; the Surface Mining Control and Reclamation Act [30 USCS §§ 1201 et seq.]; the Emergency Planning and Community Right to Know Act [42 USCS §§ 11001 et seq.]; the Occupational Safety and Health Act [29 USCS §§ 655 and 657]; the California Underground Storage of Hazardous Substances Act [II & SC §§ 25280 et seq.]; the California Hazardous Substances Account Act [H & S C §§ 25300 et seq.]; the California Hazardous Waste Control Act [H & SC §§ 25100 et seq.]; the California Safe Drinking Water and Toxic Enforcement Act [H & SC §§ 24249.5 et seq.]; the Porter-Cologne Water Quality Act [Wat C §§ 13000 et seq.] together with any amendments of or regulations promulgated under the statutes cited above and any other federal, state, or local law, statute, ordinance, or regulation now in effect or later enacted that pertains to occupational health or industrial hygiene, and only to the extent that the occupational health or industrial hygiene laws, ordinances, or regulations relate to Hazardous Substances on, under, or about the Property, or the regulation or protection of the environment, including ambient air, soil, soil vapor, groundwater, surface water, or land use (collectively referred to herein as the “Environmental Laws”). Such materials and substances are hereinafter collectively referred to as “Toxic Materials.” It shall be the sole obligation of Tenant to obtain any permits and approvals required pursuant to the Environmental Laws. Without limiting the generality of the foregoing, Tenant shall comply with requirements for the inventory of Toxic Materials imposed by any state or local laws, including the Environmental Laws.

(c) Tenant shall be solely responsible for and shall indemnify, protect, defend and hold harmless Landlord and its agents, employees, representatives, directors and officers (collectively hereinafter referred to as the “Landlord Indemnitees”) from and against any and all claims, costs, penalties, fines, losses, liabilities, attorneys’ fees, damages, injuries, causes of action, judgments, and expenses which arise during or after the Lease Term as a result of the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Toxic Materials in, upon or about the Leased Premises or the Project, by Tenant or its agents, employees, contractors, licensees, customers or invitees. This indemnification of the Landlord Indemnitees by Tenant includes, without limitation, any and all costs incurred in connection with any investigation of site conditions and any clean-up, remediation, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Toxic Materials present in the soil, subsoils, ground water or elsewhere in, on, under or about the Leased Premises or the Project. This indemnification by Tenant under this Section shall survive the termination of this Lease.

(d) If Tenant or its agents, employees, contractors, licensees, customers or invitees or any other parties (except the Landlord Indemnitees) causes contamination or deterioration of water or soil resulting in a level of contamination greater than the maximum levels established from time to time during the term of this Lease by any governmental authority having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to clean-up such contamination in the manner required by law. If Tenant fails to take such action, Landlord may, but shall not be obligated to, take such action. In such event, all costs incurred by Landlord with respect to such clean-up activities shall be for the account of Tenant. Any amount so expended by Landlord shall be paid by Tenant promptly after demand by Landlord, with interest at the maximum rate permitted by law.

(e) Tenant shall immediately provide Landlord with telephonic notice, which shall later be confirmed by written notice, of any and all accumulations, spillage, discharge, release and disposal of Toxic Materials, onto or within the Leased Premises or the Project, and any injuries or damages relating directly or indirectly therefrom.

(f) On or before the expiration or earlier termination of this Lease, Tenant shall take any and all action required to be taken under the Environmental Laws in order to surrender the Leased Premises, including such portions of the Project which are subject to this Lease, to Landlord in a condition which would be completely free of any and all Toxic Materials caused or permitted to be in or about the Leased Premises or the Project by Tenant, its agents, employees, contractors, licensees, customers, or invitees.

(g) With regard to any Toxic Materials in, on, under or about the Leased Premises or the Project (i) prior to the commencement of this Lease or (ii) that have been spilled, discharged, or disposed on the Leased Premises or the Project by Landlord, its agents, employees or contractors, or any Toxic Materials generated by Landlord, Landlord shall (i) bear all financial and other responsibility for insuring that such Toxic Materials shall be used, kept and stored in a manner which strictly complies with all Environmental Laws regulating such Toxic Materials; (ii) maintain in effect and comply with all conditions and requirements of any and all permits, licenses and other governmental and regulatory approvals or authorizations required under any Environmental Laws; (iii) take any necessary remedial action if and when so ordered by governmental authorities with jurisdiction over such materials; and (iv) indemnify, defend and hold harmless Tenant from and against any and all claims caused by such Toxic Materials.

8.	Common Areas.

(a) As used in this Lease, the term Common Areas shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant, Landlord, or any other tenant of the Project, including but not limited to pedestrian sidewalks, landscaped areas, common bathrooms, lobby areas, parking areas, incinerators, interior stairs and balconies and similar areas and improvements, the truckways, roadways, loading docks, loading areas, railroad tracks, roofs, common areas and delivery yards.

(b) Landlord shall have exclusive control over the Common Areas, provided that Tenant and Tenant’s employees, agents, suppliers, shippers, customers, and invitees shall have the nonexclusive right to use the Common Areas during the term of this Lease, subject to the rights reserved by Landlord under this Lease and further subject to all rules and regulations governing the use of the Common Areas from time to time issued by Landlord.

(c) Landlord shall have the right, without it constituting an actual or constructive eviction of Tenant, without any abatement of rent under this Lease and without notice (unless so stated below) to or the consent of Tenant, to

(i) upon five (5) days notice to Tenant, close any part of the Common Areas to the extent necessary in Landlord’s opinion to prevent the accrual of any prescriptive rights, provided, however, that access by Tenant shall not be unreasonably disrupted, and Landlord shall, to the maximum extent possible, avoid any disruption to Tenant’s access that exceeds four (4) hours;

(ii) upon five (5) days notice to Tenant, temporarily close any part of the Common Areas to repair and maintain them or for any other reasonable purpose, provided, however, that access by Tenant shall not be unreasonably disrupted, and Landlord shall, to the maximum extent possible, avoid any disruption to Tenant’s access that exceeds four (4) hours;

(iii) upon five (5) days notice to Tenant, change the nature of the Common Areas, including without limitation changes in the location, size, shape, and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, and walkways, provided, however, that Landlord shall use its best efforts to avoid any impact upon Tenant’s use of the Project;

(iv) upon five (5) days notice to Tenant, eliminate from or add to the Project any land or improvement provided, however, that Landlord shall use its best efforts to avoid any impact upon Tenant’s use of the Project;

(v) upon five (5) days notice to Tenant, designate additional property outside the boundaries of the Project to be a part of the Common Areas;

(vi) remove unauthorized persons from the Project;

(vii) upon five (5) days notice to Tenant, change the name or address of the Building or the Project;

(viii) upon five (5) days notice to Tenant, use or allow the use of the Common Areas while engaged in maintenance, repairs, construction, or other alterations to the Project; and

(ix) perform any other acts and make other changes or alterations in the Common Areas and the Project as Landlord may deem reasonably appropriate, upon notice to Tenant within a reasonable time prior to taking such action or making such changes.

9.	Operating Expenses.

(a) Tenant shall pay to Landlord during the term of this Lease, as set forth above in Section 5, Tenant’s Share, as set forth in the Summary, of all Project Operating Expenses (as defined below), incurred in connection with the operation of the Project.

(b) As used in this Lease, Operating Expenses means:

(i) all costs and expenses incurred by Landlord for the following:

(A) the provision of utilities to the Common Areas, including but not limited (o gas, electricity, and water for irrigation, including the maintenance and repair of same;

(B) the maintenance of all landscaping in the Common Areas, including the installation and maintenance of irrigation systems, the planting and maintenance of shrubs, trees, flowering plants and ground cover;

(C) the compliance with all Laws;

(D) the operation, maintenance, repair, cleaning, painting, and resurfacing of the parking lots included in the Common Areas;

(E) the installation, repair, and maintenance of all light fixtures and signs located in the Common Areas and on or in the Project;

(F) the provision of security to the Project and the Common Areas;

(G) the maintenance of all parking areas, roadways, sidewalks, walkways, driveways, striping, fences and gates contained in the Common Areas;

(H) the establishment and maintenance of directories of tenants in the Project;

(I) the maintenance and repair of all fire prevention and detection systems, including smoke detectors and sprinkler systems; and

(J) charges and/or fees levied by the City of Berkeley, including but not limited to those for street lighting, street landscaping, library service, school tax, clean storm water, street improvements and traffic mitigation.

(ii) management fees, whether for services rendered by Landlord, an affiliate of Landlord, Landlord’s employees, or a third-party property manager hired by Landlord.

(iii) the amount of any deductible paid by Landlord in connection with an insured loss resulting from damage to the Project, but in no event more than $1,000 per occurrence;

(iv) the amount of any uninsured loss resulting from damage to the Project; and

(v) all additional costs and expenses incurred by Landlord in connection with the operation, maintenance, repair, replacement, and protection of the Project that would be considered a current expense according to generally accepted accounting principles.

(c) Operating Expenses shall not include

(i) depreciation;

(ii) any capital expenditures, except as permitted in subsection (b)(v), set forth above;

(iii) payments on any loans or ground leases affecting the Project;

(iv) leasing commissions; and

(v) the cost of tenant improvements installed exclusively for the use of other tenants.

(d) As used in this Lease, the term “Property Taxes” shall mean any and all taxes, assessments, levies, and other charges of any kind, general and special, foreseen and unforeseen (including all installments of principal interest required to pay any existing or future general or special assessments (the “Assessments”), and any increases resulting from reassessments made in connection with a change in ownership, new construction, or any other cause), now or later imposed by any governmental or quasi-governmental authority or special district having the power to tax or levy assessments, which are levied or assessed against or with respect to the value, occupancy, or use of all or any portion of the Project (as now constructed or as may at any later time be constructed, altered, or otherwise changed) or Landlord’s interest in the Project, the fixtures, equipment, and other property of Landlord, real or personal, that are an integral part of and located on the Project, the gross receipts, income, or rentals from the Project, or the use of parking areas, public utilities, or energy within the Project, or Landlord’s business of leasing the Project. Property Taxes include but are not limited to any ad valorem real property tax imposed on the Leased Premises up to the limits imposed by the California Constitution, Article 13A, Section l(a). “Assessments” include any other form of assessment, license fee, rent tax, levy, or other tax (other than estate, inheritance, net income or franchise taxes), imposed by any authority having the direct or indirect power to tax including without limitation, the EPA, any county, state, or federal government or any improvement or other district or division thereof, and specifically including, without limitation, all additional taxes and assessments hereafter levied by the County of Alameda. Neither the term “Property Taxes” nor “Assessments” shall include charges levied by the City of Berkeley, including but not limited to those for street lighting, street landscaping, library service, school tax, clean storm water, street improvements and traffic mitigation.

If at any time during the term of this Lease, the method of taxation or assessment of the Project prevailing as of the Commencement Date is altered so that in lieu of or in addition to any Property Tax described above there shall be levied, assessed, or imposed (whether because of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use, or occupancy of the Project or Landlord’s interest in the Project, or (ii) on or measured by the gross receipts, income or rentals from the Project, on Landlord’s business of leasing the Project, or computed in any manner with respect to the operation of the Project, then any tax or charge, however designated, shall be included within the meaning of the term Property Taxes for purposes of this Lease. However, the term Property Taxes shall not include estate, inheritance, transfer, gift, or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources.

Tenant shall not be responsible for paying Tenant’s Share of any Property Taxes resulting from additional improvements by other tenants, provided, however, that any Property Taxes resulting from Alterations made for or on behalf of Tenant under this Lease shall be paid entirely by Tenant. If the Leased Premises is not separately assessed, Tenant’s Share of any Property Taxes shall be an equitable proportion of the Property Taxes for all of the land and improvements included within the tax parcel that is assessed.

(e) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained within the Leased Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real or personal property of Landlord.

(f) The inclusion of any services, facilities, or improvements in subsection (b), above, shall not be deemed to impose an obligation on Landlord to provide those services, facilities, or improvements unless otherwise required by this Lease.

10.	Repairs and Maintenance.

(a) Subject to reimbursement pursuant to this Lease, and except for damage caused by any negligent or intentional act or omission of Tenant or Tenant’s employees or agents, in which event Tenant shall repair the damage, Landlord shall keep in good order and condition the Common Areas and repair and maintain the foundation, roof and exterior walls of the Building. Landlord shall not be obligated to paint the exterior of the Building or Project, nor shall Landlord be required to maintain the steel sashes, windows, glass, doors, or interior surface of exterior walls. Landlord shall not have the obligation to make repairs under this Section until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Landlord shall not be responsible for repairs required by an accident, fire, or other peril or for damage caused to any part of the Project by any act or omission of Tenant or Tenant’s employees or agents, except as otherwise required by this Lease. Landlord may engage contractors of Landlord’s choice to perform the obligations required by this Section, and the necessity of any expenditure to perform those obligations shall be at the sole discretion of Landlord. Tenant expressly waives the benefits of any statute now or later in effect that would otherwise give Tenant the right to make repairs at Landlord’s expense and deduct that cost from rent owing to Landlord.

(b) Subject to the provisions of the preceding subsection, Tenant shall clean and maintain in good order, condition, and repair and replace when necessary the following:

(i) all plumbing and sewage facilities in the Leased Premises, including but not limited to all plumbing fixtures, pipes, fittings, or other parts of the plumbing system in the Leased Premises;

(ii) all fixtures, interior walls, floors, carpets, draperies, window coverings, and ceilings in the Leased Premises;

(iii) all windows, doors, entrances, and plate glass in the Leased Premises; and

(iv) all electrical facilities and all equipment in the Leased Premises, including all light fixtures, lamps, bulbs and tubes.

(c) With respect to utility facilities serving the Leased Premises Tenant shall be responsible for the maintenance and repair of any facilities that serve only the Leased Premises including all facilities that are within the walls or floor or on the roof of the Leased Premises, and any part of the facility that is not within the Leased Premises, but only up to the point where the facilities join a main or other junction from which the utility services are distributed to other parts of the Project as well as to the Leased Premises.

(d) Tenant shall:

(i) maintain, repair, and replace when necessary all heating, air conditioning, and ventilation equipment that services only the Leased Premises, and shall keep the them in good condition through regular inspection and servicing;

(ii) all plumbing and sewage facilities in the Leased Premises, including but not limited to all plumbing fixtures, pipes, fittings, or other parts of the plumbing system in the Leased Premises; and

(iii) maintain continuously throughout the term of the Lease a service contract for the maintenance of all heating, air conditioning, and ventilation equipment with a licensed repair and maintenance contractor approved by Landlord; the contract should provide for periodic inspections and servicing of the heating, air conditioning, and ventilation equipment at least once every ninety (90) days during the term of the Lease.

However, Landlord may elect at any time during the term of this Lease to assume responsibility for and or all of the preceding items (i) through (iii), in which event all expenses incurred by Landlord in connection with the preceding items shall be charged to the Tenant.

(e) All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of $750. Tenant shall first obtain Landlord’s written approval of the scope of the work, the plans for the work, the materials to be used, and the contractor hired to perform the work. Tenant shall not, and shall not permit others, to enter the roofs of the Leased Premises, without Landlord’s prior written consent.

(f) If Tenant fails to perform Tenant’s obligations under this Section or under any other section of this Lease, after ten (10) days’ prior written notice to Tenant, except in an emergency when no notice shall be required, Landlord may enter the Leased Premises, perform the obligations on Tenant’s behalf, and recover the cost of performance, together with interest at the maximum rate then allowed by law, as additional rent payable by Tenant with the next installment of Monthly Base Rent. Tenant shall maintain adequate insurance to compensate Tenant for any loss of, or damage to, Tenant’s property. In the event that Tenant does not maintain such insurance, Tenant will be deemed to have self-insured Tenant’s property.

(g) In the event Tenant fails to perform Tenant’s obligations under this Section, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Leased Premises. If within fifteen (15) days after such notice is given by Landlord, Tenant fails to do the work and diligently prosecute it to completion, then Landlord shall have the right (but not the obligation) to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the maximum rate permitted by law from the date of such work. There shall be no abatement of rent and no liability of Landlord by reason of any injury or interference with Tenant’s business arising from the making of any repairs, alterations, or improvements in or to any portions of the Project or the Leased Premises or in or to fixtures, appurtenances, and equipment, therein. Landlord reserves the right to enter the Leased Premises to repair the Project, to repair the roof or roof structures or to install electrical, water, drain, sewer, telephone, ventilation, and other conduits for the benefit of the Project or of other tenants of the Project. Repair of the roof or of roof structures may require exposing certain areas of the Project to the elements.

11.	Alterations and Additions.

(a) Tenant shall not construct any alterations, improvements or additions or otherwise alter the Leased Premises (the “Alterations”) without Landlord’s prior written consent. Alterations includes any utility installation, including but not limited to alterations, improvements or additions to gas lines, water lines, ducting, power panels, fluorescent fixtures, space heaters, conduit and wiring. All Alterations shall be constructed by a licensed contractor in accordance with all Laws using new materials of good quality and shall be done at Tenant’s sole expense and in such a manner as not to unreasonably disrupt existing operations or disturb existing tenants and occupants of the Project.

(b) Tenant shall not commence construction of any Alterations until:

(i) all required governmental approvals and permits have been obtained,

(ii) all requirements regarding insurance imposed by this Lease have been satisfied,

(iii) Tenant has given Landlord at least ten (10) days’ prior written notice of Tenant’s intention to commence construction, and

(iv) Tenant has provided to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) the estimated cost of the Alterations, where the cost of the intended Alterations will exceed $50,000, to insure Landlord against any liability for mechanic’s and materialmen’s liens and to ensure completion of the Alterations.

(c) Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished in connection with the Alterations that are or may become mechanics’ or materialmen’s liens against the Leased Premises or the Project or any interest in them. Tenant shall have the right to, in good faith, contest the validity of any lien, claim, or demand, provided that Tenant shall, at Tenant’s sole expense, defend Landlord against the lien, claim, or demand, and, upon the request of Landlord, Tenant shall furnish to Landlord a surety bond in an amount equal to the contested lien, claim, or demand indemnifying Landlord against liability and holding the Leased Premises, the Building, and the Project free from the effect of the lien, claim, or demand. In addition, Landlord may require Tenant to pay Landlord’s attorney fees and costs in connection with and during the course of any defense of any lien, claim or demand. Tenant shall pay and satisfy any adverse judgment that may be rendered to enforce the lien, claim, or demand against the Landlord, the Leased Premises, or the Project. In addition to any other remedy provided in the Lease, in the event Tenant fails to comply with this Section. Landlord may require Tenant to cease all work being performed by or on behalf of Tenant and Landlord may deny access to the Leased Premises to any person performing work in or supplying materials to the Leased Premises.

(d) All Alterations shall be and remain the property of Tenant during the term of this Lease but shall not be altered or removed from the Leased Premises. At the expiration or sooner termination of the term of this Lease, all Alterations shall become the property of Landlord, and Landlord shall have no obligation to reimburse Tenant for any portion of the value or cost. If Landlord advises Tenant in writing, in advance of the construction of any Alterations, that Landlord will request Tenant to remove such Alterations at the expiration of the term of this Lease, then Landlord shall have the right to require Tenant to remove any Alterations, in which event Tenant shall remove the Alterations prior to the expiration or sooner termination of the term of this Lease.

(e) Tenant shall solely be responsible for making any alteration, addition or change of any sort to the Leased Premises that is required by any Law because of:

(i) Tenant’s particular use or change of use of the Leased Premises;

(ii) Tenant’s application for any permit or governmental approval; or

(iii) Tenant’s construction or installation of any Alterations.

(f) Notwithstanding the foregoing, personal property, business and trade fixtures, cabinetwork, furniture, movable partitions, machinery and equipment, other than that which is affixed to the Leased Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of this Lease concerning the Surrender of the Leased Premises, at any time during the term of this Lease when Tenant is not in default.

12.	Utilities.

Tenant shall pay. from the earlier of the Early Possession Date or the Lease Commencement Date, and throughout the term of this Lease, prior to delinquency for all water, gas, heat, light, power, telephone, sewage, air conditioning and ventilating, scavenger, janitorial, landscaping, and all other services, materials, and utilities supplied to the Leased Premises. In the event that such services are not separately metered to Tenant, Tenant shall pay its pro rata share, as provided in the Summary and this Lease, of all charges which are jointly metered, the determination to be made by Landlord. Such payment to be made by Tenant within fifteen (15) days of receipt of a statement for such charges. Any utilities as to which Landlord determines, in its reasonable discretion, that Tenant is using more than its pro rata share shall be separately metered or submetered at Tenant’s sole expense, and thereafter Tenant shall pay all such charges directly five (5) days prior to delinquency. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service furnished to the Leased Premises, and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold Rent or other sums due hereunder. Tenant may, at Tenant’s sole expense and upon notice to Landlord and compliance with Article 11 of this Lease, separately meter any utilities to the Leased Premises.

13.	Liens.

Tenant shall keep the Leased Premises and the Project free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith including attorneys’ fees and costs shall be payable to Landlord by Tenant on demand with interest at the maximum rate permitted by law. Landlord shall have the right at all times to post and keep posted on the Leased Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Project and the Leased Premises, and any other party having an interest therein, from mechanics’ and material liens Tenant shall give Landlord at least fifteen (15) business days prior written notice of the expected date of commencement of any work relating to alterations or additions to the Leased Premises.

14.	Landlord’s Access and Easements.

14.1 Access. Landlord and Landlord’s agents shall have the right during all regular business hours and, during all other periods, upon 48 hours prior notice (which notice shall not be required in the event of an emergency) to enter the Leased Premises to inspect the same or to maintain or repair, make alterations or additions to the Leased Premises or any portion thereof (each of which shall be accomplished by Landlord in a reasonable manner to avoid interfering with Tenant’s operations), to determine whether Tenant is complying with all of the provisions of this Lease, to post notices of non-responsibility or to show the Leased Premises to prospective purchasers, tenants, or lenders. Upon request from Landlord, Tenant shall, within 24 hours, provide Landlord, for Landlord’s permanent possession, a copy of any keys required to gain access to the Leased Premises or to any area within the Leased Premises (excluding Tenant’s vaults and safes). Landlord may at any time place on or about the Leased Premises any ordinary “for sale” signs. Landlord may at any time during the last one hundred eighty (180) days of the term of the Lease, place on or about the Leased Premises any ordinary “for lease” signs. Tenant hereby waives any claim for abatement of Rent or for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Leased Premises, or any other loss occasioned thereby.

14.2 Easements. Landlord reserves to itself the right, from time to time, to grant such easements, rights, and dedications that Landlord deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Leased Premises and/or the parking areas by Tenant and Tenant’s employees, agents and customers. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease.

15.	Indemnity; Exemption of Landlord from Liability.

15.1 Tenant Indemnity. Except as otherwise provided in this Lease, Tenant shall indemnify and hold Landlord harmless from and against any and all claims of liability for any injury or damage to any person or property arising from Tenant’s use of the Leased Premises or the Project, or from the conduct of Tenant’s business, or from any activity, work or thing done, permitted or suffered by Tenant in or about the Leased Premises, the Project or elsewhere. Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease, or arising from any act or omission of Tenant or Tenant’s agents, employees, contractors, licensees, customers, or invitees and from and against all reasonable costs, attorneys’ fees, expenses, and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend same at Tenant’s expense by counsel satisfactory to Landlord, or, at Landlord’s election, Landlord may retain counsel and submit to Tenant, either periodically or in a lump sum, billings of said counsel for direct payment to counsel or for immediate reimbursement to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Leased Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except for damages arising from Landlord’s intentional or grossly negligent acts.

15.2 Exemption of Landlord from Liability. Landlord shall not be liable for injury to Tenant’s business or loss of income therefrom or for damage which may be sustained by the persons, goods, wares, merchandise, or property of Tenant, Tenant’s agents, employees, contractors, licensees, customers, or invitees, or any other person in or about the Leased Premises or the Project caused by or resulting from fire, steam, electricity, gas, water, or rain, which may leak or flow from or into any part of the Leased Premises, or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the same, regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or omission of any other tenant (if any) of the Project. Tenant acknowledges and agrees that the liability of Landlord (which for purposes of this Section shall include all partners, both general and limited, of any partnership, all members and managers of any limited liability company and the officers, directors and shareholders of any corporation or limited liability company) under this Lease shall be limited to its interest in the Project, and any judgments rendered against Landlord shall be satisfied solely out of the proceeds of sale of its interest in the Project. No member, manager, officer or partner of Landlord shall be named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord) and no personal judgment shall lie against Landlord. Tenant agrees that the foregoing covenants and limitations shall be applicable to any obligation or liability of Landlord, whether expressly contained in this Lease or imposed by statute or at common law. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord except to the extent of the Landlord’s intentional misconduct or gross negligence.

16.	Insurance.

16.1 Liability Insurance. Tenant shall at all times during the term hereof and at its own cost and expense procure and continue in force Worker’s Compensation Insurance and Bodily Injury Liability and Properly Damage Liability Insurance adequate to protect Landlord and naming Landlord as an additional named insured under the liability policy against liability, injury, or death of any person in connection with the use, operation, or condition of the Leased Premises. Such insurance shall be in an amount of not less than $2,000,000 per occurrence and not less than $2,000,000 in the aggregate, for bodily injury and property damage. The limits of such insurance shall not limit the liability of Tenant. Said insurance shall have a Landlord’s Protective Liability Endorsement attached thereto. All insurance required hereunder shall be with companies rated at B+ or better in Best’s Insurance Guide. Tenant shall deliver to Landlord certificates of insurance evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord, provided that in the event Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to) procure same at Tenant’s expense after ten (10) days prior written notice. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord by the insurer. Tenant shall, within twenty (20) days prior to the expiration of such policies furnish Landlord with renewals or binders, or Landlord may order such insurance and charge the cost to Tenant, which amount shall be payable by Tenant upon demand. All such policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may have. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant provided such blanket policies expressly afford coverage to the Leased Premises, the Project, Landlord, and Tenant as required by this Lease.

16.2 Fire and Extended Coverage. Landlord shall, at Landlord’s expense, procure and maintain at all times during the term of this Lease, a policy or policies of insurance covering loss or damage to the Leased Premises in the amount of the full replacement value thereof (exclusive of Tenant’s trade fixtures, personal property and equipment), providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, sprinkler leakage and special extended peril (all-risk), and such other risks as Landlord may determine should be insured against. During the term of this Lease, Tenant shall pay the amount of any increase in premium for the insurance required under this Section over and above the premium paid by Landlord during the first full year of the term of the Lease in which Landlord shall have maintained such insurance, irrespective of whether such increase results from acts or omissions of Tenant, Landlord, or from any other source including without limitation a lender’s requirements or the increased valuation of the Project. Tenant shall pay such premium increases to Landlord within five (5) days after receipt by Tenant of a statement of the amount due, which shall include the method of calculation of Tenant’s share thereof if the insurance covers other improvements than the Leased Premises. If the term of this Lease does not expire concurrently with the expiration of the period covered by the insurance, Tenant’s liability for premium increases shall be prorated on an annual basis. Tenant shall not do or permit anything to be done in or about the Leased Premises which will increase the existing rate of insurance upon the Leased Premises or the Project or cause the cancellation of any insurance policy covering said Leased Premises or the Project, nor shall Tenant sell or permit to be kept, used, or sold in or about said Leased Premises any articles which may be prohibited by Landlord’s policy of fire insurance. If Tenant’s conduct or use of the Leased Premises causes any increase in the premium for such insurance policies, then Tenant shall pay as additional rent hereunder, on demand from Landlord, all of such increase. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Leased Premises so that the Leased Premises shall at all times be insurable for fire, extended coverage and the risks specified above.

16.3 Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the partners, members, managers, shareholders, officers, directors, employees, agents, and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control caused by fire or any of the extended coverage risks described above to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. The insuring party shall, upon obtaining the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

16.4 Increase in Insurance Limits. Landlord reserves the right to reasonably increase the limits and/or change the terms of coverage required to be carried by Landlord and/or Tenant under this Lease if such limits and/or terms of coverage are below or different from those carried or required to be carried by prudent operators of property similar to the Leased Premises. Landlord shall not exercise this right to increase limits and/or change terms of coverage more than once each three (3) consecutive years.

17.	Damage or Destruction.

17.1 Partial Damage. In the event improvements on the Leased Premises are damaged by any casualty which is covered under an insurance policy required to be maintained pursuant to the preceding Section, then Landlord shall repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. In the event the improvements on the Leased Premises are damaged by any casualty not covered under an insurance policy required to be maintained pursuant to the preceding section, then Landlord may, at Landlord’s option, either (a) repair such damage as soon as reasonably possible at Landlord’s expense, in which event this Lease shall continue in full force and effect, or (b) give written notice to Tenant, within sixty (60) days after the date of occurrence of such damage, of Landlord’s intention to cancel and terminate this lease as of the date of the occurrence of the damage; provided, however, that if such damage is caused by an act or omission to act of Tenant, its agents, employees, contractors, licensees, customers, or invitees, then Tenant shall repair such damage promptly at its sole cost and expense. In the event Landlord elects to terminate this Lease pursuant hereto. Tenant shall have the right within ten (10) days after receipt of the required notice to notify Landlord in writing of Tenant’s intention to repair such damage at Tenant’s expense, without reimbursement from Landlord, in which event this Lease shall continue in full force and effect and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within the ten (10) day period, this Lease shall be canceled and terminated as of the date of the occurrence of such damage. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any paneling, decorations, office fixtures, partitions, railings, ceilings, floor covering, equipment, machinery, or fixtures or any other improvements or property installed in the Leased Premises by Tenant or at the direct or indirect expense of Tenant. Tenant shall be required to restore or replace same in the event of damage. Tenant’s remedies in the event of destruction of the Leased Premises shall be as provided in the following subsections.

17.2 Total Destruction. If the improvements on the Leased Premises are totally destroyed during the term of this Lease from any cause, whether or not covered by the insurance required under the preceding Section (including any destruction required by any authorized public authority), this Lease shall automatically terminate as of the date of such total destruction.

17.3 Damage Near Term’s End. If the improvements on the Leased Premises are partially destroyed or damaged during the last twelve (12) months of the term of this Lease, either party may at their option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other of such election to do so within sixty (60) days after the date of occurrence of such damage.

17.4 Partial Destruction of Building. If (a) fifty percent (50%) or more of the Building is damaged or destroyed by an insured risk, or (b) fifteen percent (15%) or more of the Building is damaged or destroyed by an uninsured risk and Tenant’s use of the Leased Premises is materially impaired, then Landlord may, at its option, cancel and terminate this Lease by giving written notice of its election to do so within ninety (90) days from the date of occurrence of such damage or destruction in which event the term of this Lease shall expire at the end of the calendar month in which such notice is given and Tenant shall thereupon surrender the Leased Premises to Landlord.

17.5 Abatement of Rent; Tenant’s Remedies; Advance Payments

17.5.1 Abatement of Rent. If the Leased Premises arc partially destroyed or damaged and Landlord or Tenant repairs them pursuant to this Lease, the Rent payable hereunder for the period during which such damage and repair continues shall be abated in proportion to the extent to which Tenant’s use of the Leased Premises is impaired. Except for abatement of Rent (if any), Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration, except to the extent of Landlord’s intentional misconduct or gross negligence.

17.5.2 Tenant’s Remedies. If Landlord shall be obligated to repair or restore the Leased Premises under this Section and shall not (1) commence such repair or restoration within ninety (90) days after such obligation shall accrue. Tenant at Tenant’s option may cancel and terminate this Lease by written notice to Landlord at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

17.5.3 Advance Payments. Upon termination of this Lease pursuant to this Section, an equitable adjustment shall be made concerning Prepaid Rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant’s security deposit as has not theretofore been applied by Landlord or to which Landlord is not otherwise entitled.

18.	Condemnation.

If the Leased Premises or any portion thereof are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty-five percent (25%) of the Project is taken by condemnation, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes possession by notice in writing of such election within twenty (20) days after the condemning authority shall have taken possession.

If this Lease is not terminated by either Landlord or Tenant then it shall remain in full force and effect as to the portion of the Leased Premises remaining, provided the Rent shall be reduced in the proportion that the floor area taken within the Leased Premises bears to the total floor area of all of the Leased Premises leased to Tenant pursuant hereto. In the event this Lease is not so terminated, then Landlord agrees, at Landlord’s sole cost, to restore the Leased Premises as soon as possible to a complete unit reasonably capable in Landlord’s opinion of accommodating Tenant’s usage as that usage existed prior to the condemnation. All awards for the taking of any part of the Leased Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, whether made as compensation for the taking of the fee or severance damages. Nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant and/or for the interruption of or damage to Tenant’s business and/or for Tenant’s business and/or for Tenant’s unamortized cost of its leasehold improvements provided that, as to partitions or other improvements in the nature of realty installed or constructed by Tenant, Tenant shall be entitled to receive only the unamortized cost thereof computed over the remaining useful life, not to exceed the balance of the original term of this Lease. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Leased Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority in which case Tenant shall pay any amount in excess of such severance damages required to complete such repair.

19.	Assignment and Subletting.

19.1 Landlord’s Consent Required. Tenant shall not voluntarily or by operation of law assign this Lease, sublet all or any part of the Leased Premises, or otherwise transfer, mortgage, pledge, hypothecate, or encumber all or any part of Tenant’s interest in this Lease or in the Leased Premises or any part thereof (an “Assignment”), without Landlord’s prior written consent which consent shall not be unreasonably withheld. Any attempt to make an Assignment without such consent being first obtained shall be wholly void and shall constitute a breach of this Lease.

19.2 Landlord’s Consent. If Tenant desires at any time to enter into an Assignment of this Lease, Tenant shall first give written notice to Landlord of its desire to do so, which notice shall contain: (i) the name of the proposed assignee, subtenant or occupant (collectively “Assignee”); (ii) the nature of the business that the proposed Assignee seeks to conduct in the Leased Premises; (iii) a copy of the sublease, assignment or other document that creates the proposed Assignment; and (iv) such financial information, operating histories and statements of prior experience as Landlord may reasonably request concerning the proposed Assignee. Tenant further acknowledges that the use of the Leased Premises shall be limited to the uses described in this Lease, and Landlord may withhold its consent to any other use. Landlord may also withhold consent to any proposed Assignee if Landlord believes, in its sole discretion, that the financial strength, operating history or prior experience of the proposed Assignee are not as strong as those of Tenant, as determined by comparison to the financial strength, operating history and prior experience of Tenant either as of the date of this Lease or as of the date of the proposed Assignment, as selected by Landlord. The failure or inability of the Assignee to pay Tenant pursuant to the Assignment will not relieve Tenant from its obligations to Landlord under this subsection. Tenant will not amend the Assignment in such a way as to reduce or delay payment of amounts which are provided in the Assignment approved by Landlord. Tenant agrees to reimburse Landlord on demand for Landlord’s reasonable attorneys’ fees and other third party and administrative costs incurred in conjunction with the processing and documentation of any request for consent to an Assignment.

Notwithstanding the preceding, Landlord shall not unreasonably withhold consent to a proposed Assignment in the event such Assignment is proposed by Tenant in connection with the acquisition of Tenant or of substantially all of Tenant’s assets by the proposed assignee and the net worth of such assignee, as of the commencement date of any such Assignment is equal to or greater than the net worth of Tenant at (x) the date of the execution of this Lease or (y) the commencement date of any such Assignment, whichever is greater.

At any time within thirty (30) days after Landlord’s receipt of the notice and the additional information requested by Landlord and specified in this Section. Landlord may, by written notice to Tenant, elect one of the following, as selected by Landlord in its sole discretion: (i) consent to the Assignment, or (ii) disapprove the Assignment. If Landlord consents to the Assignment, Tenant may thereafter, within ninety (90) days after Landlord’s consent, but not later than the expiration of such ninety (90) days, enter into such Assignment of the Leased Premises or portion thereof, upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to this Section.

19.3 No Release of Tenant. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment of the Lease or subletting of the Leased Premises. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Assignment, subletting or other transfer. Consent to one Assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent Assignment.

Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Leased Premises as permitted by this Lease, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s applications, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of an act of default by Tenant. Tenant shall have the right to collect such rent. Except as to a sublease by Tenant (i) of no more than 4,000 sq. ft. within the Leased Premises and (ii) prior to the end of the initial term of this Lease, all rent received by Tenant from its subtenants in excess of the Rent payable by Tenant to Landlord under this Lease shall be paid to Landlord, or any sums to be paid by an assignee to Tenant in consideration of the assignment of this Lease shall be paid to Landlord.

In the event of default by any assignee or sublessee of Tenant or any successor of Tenant in the performance of any of the terms of this Lease. Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, sublessee or successor. Landlord may consent to subsequent assignments or to amendments or modifications to this Lease with assignee of Tenant, without notifying Tenant, or any successor or Tenant and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease. Each assignment shall be expressly subordinate to the terms of this Lease, and any termination of this Lease shall terminate the Assignee’s right to possession of the Leased Premises.

19.4 Form of Consent. Each transfer, assignment, subletting, license, concession agreement, mortgage and hypothecation to which there has been consent shall be by an instrument in writing for the benefit of Landlord herein to assume, to be bound by, and to perform all of the terms, covenants, and conditions of this Lease. One executed copy of such written instrument shall be delivered to Landlord. Failure to first obtain in writing Landlord’s consent or failure to comply with the provisions of this Section shall operate to prevent any such Assignment from becoming effective.

19.5 Transfer of Ownership. Tenant shall be deemed to have assigned this Lease within the meaning of this Article if legal or beneficial interests representing 40% or more (measured cumulatively over the Term) of the interests in either voting power, capital or profits are transferred by any means.

19.6 Waiver of Civil Code Section 1995.310. Tenant hereby waives the remedies provided in Section 1995.310 of the California Civil Code, consisting of the right to terminate this Lease or collect contract damages, if Landlord unreasonably withholds its consent to any Assignment.

20,	Surrender of the Leased Premises.

(a) Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Leased Premises to Landlord in the same condition as existed at the Commencement Date, except for:

(i) reasonable wear and tear, and

(ii) damage caused by any peril or condemnation.

(b) If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease;

(i) remove any Alterations that Tenant is required to remove pursuant to this Lease and repair all damage caused by such removal, and

(ii) return the Leased Premises or any part of the Leased Premises to its original configuration existing as of the time the Leased Premises were delivered to Tenant.

(c) If the Leased Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises to the required condition, and all Alterations, including all trade fixtures, shall become the property of Landlord. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including without limitation any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

21.	Default; Remedies.

21.1 Defaults by Tenant; Remedies. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: (a) any failure by Tenant to pay Rent or any other monetary sums required to be paid hereunder (where such failure continues for five (5) calendar days); (b) [intentionally omitted]; (c) a failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for fifteen (15) days after written notice thereof by Landlord to Tenant; (provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said fifteen (15) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; provided, further, however, Landlord in its sole discretion may require Tenant to deliver a bond, deposit funds or such other form of security device which may be necessary to protect the Leased Premises, Landlord, and the Project. Any such notice provided by this Section shall be in lieu of, and not in addition to, any notice required by law. Tenant shall pay to Landlord, as Additional Rent, upon demand and in addition to all other rights and remedies available to Landlord, reasonable attorneys’ fees incurred by Landlord in connection with each such notice.

21.2 Remedies. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

(a) Maintain this Lease in full force and effect and recover the Rent and other monetary charges as they become due, without terminating Tenant’s right to possession, irrespective of whether Tenant shall have abandoned the Leased Premises. In the event Landlord elects not to terminate the Lease, Landlord shall have the right to attempt to re-let the Leased Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Leased Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease, including removal of all persons and property from the Leased Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any such re-letting occurs, this Lease shall terminate automatically upon the new tenant taking possession of the Leased Premises. Notwithstanding that, if Landlord fails to elect to terminate the Lease initially, Landlord at any time during the term of this lease may elect to terminate this Lease by virtue of such previous default of Tenant.

(b) Terminate Tenant’s right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including without limitation thereto, the following: (a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after termination under the time of award exceeds the amount of such rental loss that is proved could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent which would have been due after the time of award exceeds the amount of such rental loss that is proved could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform his obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; plus (e) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law. Upon any such re-entry Landlord shall have the right to make any reasonable repairs, alterations, or modifications to the Leased Premises which Landlord in its sole discretion deems reasonable and necessary. Any and all amounts expended in reletting the Leased Premises and all monetary damages suffered, including brokers fees to lease the Leased Premises, shall be paid by Tenant. As used in (a) above, the “worth at the time of award” shall be computed by adding interest to such amounts at the maximum rate permitted by law. As used in (b) and (c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the U.S. Federal Reserve Bank at the time of award plus one percent (1%). For all purposes of this Section, the term “Rent” shall be deemed to be the Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease; all such sums shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding sixty (60) month period, except that if it becomes necessary to compute such Rent before such a sixty (60) month period has occurred, then on the basis of the average monthly amount thereof accruing during such shorter period.

(c) Bankruptcy—Insolvency of Tenant; Landlord’s Remedies. Tenant agrees that in the event all or substantially all of Tenant’s assets are placed in the hands of a receiver or trustee, and such receivership or trusteeship continues for a period of thirty (30) days, or in the event Tenant makes an assignment for the benefit of creditors or is finally adjudicated a bankrupt, or in the event Tenant institutes any proceedings under the Bankruptcy Act as the same now exists or under any amendment thereof which may hereafter be enacted, or under any other act relating to the subject of bankruptcy wherein Tenant seeks to be adjudicated a bankrupt, or to be discharged of its debts, or to effect a plan of liquidation, composition, or reorganization or in the event any involuntary proceedings are filed against Tenant under any such bankruptcy laws and such proceedings are not removed within sixty (60) days thereafter, then this Lease or any interest in and to the Leased Premises shall not become an asset in any of such proceedings and, in any such events and in addition to any and all rights or remedies provided to Landlord hereunder or by law, Landlord may declare the term hereof ended and re-enter the Leased Premises and take possession thereof and remove all persons therefrom and Tenant shall have no further claim thereon or hereunder.

(d) Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed upon Landlord by the terms of any mortgage or trust deed covering the Leased Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of Rent in any twelve (12) month period, then Rent shall automatically become payable thereafter by (a) cashier’s check, (b) cash, or (c) certified money order.

(e) Notice to Pay Rent or Quit. If Landlord is not in possession of Tenant’s Rent by the fifth (5th) day of each month by 5:00 p.m., in addition to the late charge described above and accrued interest, Tenant may receive a Three Day Notice to Pay Rent or Quit. The service fee for the Three Day Notice shall be One Hundred and no/100 Dollars ($100.00) per occurrence. After Tenant has been served with the Three Day Notice, Tenant shall be required to pay all outstanding charges including Rent, late fees and service fees within the three day notice period to avoid additional remedies as described herein.

(f) Additional Rights of Landlord. In the event of default, all of Tenant’s improvements, additions, alterations shall remain on the Leased Premises and in that event, and continuing during the length of said default, Landlord shall have the right to take the exclusive possession of same and to use same, rent or charge free, until all defaults are cured, or, at its option, at any time during the term of this Lease, to require Tenant to forthwith remove same. Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant hereunder.

Except as expressly provided elsewhere in this Lease, any legal action by Landlord or Tenant to enforce any obligation of the other party or in pursuance of any remedy hereunder shall be deemed timely filed if commenced at any time prior to one (1) year after the expiration of the term hereof.

The waiver by Landlord of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No covenant, term, or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing by Landlord.

If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by Tenant pursuant to this Lease or shall fail to perform any other act on Tenant’s part to be performed under this Lease and such shall have become an Event of Default under this Lease, Landlord may, but shall not be obligated so to do and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. All sums paid by Landlord, whether to fulfill Tenant’s unfulfilled payment obligations or to perform Tenant’s unfulfilled performance obligations, and all incidental costs hall be deemed Additional Rent hereunder and shall be payable to Landlord on demand.

21.3 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

22.	Intentionally Deleted.

23.	Additional Provisions.

23.1 Subordination. Non-Disturbance and Attornment. At Landlord’s option, this Lease shall be subject and subordinate to the lien of any deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Leased Premises or on or against Landlord’s interest or estate therein, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. If any trustee shall elect to have this Lease prior to the lien of its deed of trust, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such deed of trust, whether this Lease is dated prior or subsequent to the date of the recording thereof. Tenant covenants and agrees to execute and deliver upon demand without charge therefor, such further instruments evidencing such subordination of this Lease to the lien of any such deeds of trust as may be required by Landlord.

Notwithstanding the above, Landlord shall use reasonable efforts to obtain from the holder of any deed of trust, in the event this Lease is or shall be subordinate to such deed of trust, in connection with the execution of any subordination agreement, a provision requiring the purchaser at any foreclosure sale to continue this Lease in full force and effect in the same manner as if such purchaser were the Landlord so long as Tenant is not otherwise in default and requiring Tenant to attorn to such purchaser.

23.2 Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying Rent and other monetary sums due under the Lease and performing its covenants and conditions, Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term, subject, however, to the terms of the Lease and of any of the aforesaid deeds of trust described in the preceding subsection.

23.3 Attornment. In the event of foreclosure or the exercise of the power of sale under any deed of trust made by Landlord covering the Leased Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease, provided such purchaser expressly agrees in writing to be bound by the terms of this Lease.

23.4 Estoppel Certificate. Tenant shall, within fifteen (15) days after receipt of a request therefor from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Monthly Base Rent and other charges (collectively, the “Rent”) are paid in advance, if any, and (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any arc claimed. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrance of the Leased Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant: (i) that this Lease is in full force and effect without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one month’s Rent has been paid in advance. If Landlord desires to finance or refinance the Project or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender.

23.5 Transfer of Landlord’s Interest. In the event of a sale or conveyance by Landlord of Landlord’s interest in the Leased Premises or the Project, other than a transfer for security purposes only, Landlord shall be relieved from and after the date such transfer is legally effective, of all obligations and liabilities accruing thereafter on the part of Landlord, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to the successor of Landlord. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided that all of Landlord’s obligations hereunder are assumed in writing by the transferee.

23.6 Captions. Attachments, Defined Terms. The captions of the Sections of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any section of this Lease. Exhibits attached hereto, and addenda and schedules initialed by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein. The words “Landlord” and “Tenant”, as used herein, shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there be more than one Landlord or Tenant, the obligations hereunder imposed upon Landlord or Tenant shall be joint and several. If the Tenants are husband and wife, the obligations shall extend individually to their sole and separate property, as well as to their community property. The term “Landlord” shall mean only the owner or owners at the time in question of the fee title to the Leased Premises. The obligations contained in this Lease to be performed by Landlord shall be binding upon Landlord’s successors and assigns only during their respective periods of ownership.

23.7 Entire Agreement. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Leased Premises and this Lease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior to contemporaneous written or oral agreements between and among themselves and their agents and representatives relative to leasing the Leased Premises are merged in or revoked by this Lease.

23.8 Severability. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

23.9 Costs of Suit and/or Enforcement of Lease. If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Leased Premises or the curing of any default, the losing party shall pay the successful party a reasonable sum for attorneys’ fees and/or other costs of enforcement which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Should Landlord, without fault on Landlord’s part be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Leased Premises by license of Tenant, or for the foreclosure of any lien for labor or materials furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Leased Premises or the Project, and all costs and expenses, including attorneys’ fees, incurred by Landlord in or in connection with such litigation.

23.10 Time, Joint and Several Liability. Time is of the essence of this Lease and each and every provision hereof. The conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and non-exclusive of any other right or remedy at law or in equity.

23.11 Binding Effect; Choice of Law; Jurisdiction. The parties hereto agree that all the provisions hereof are to be construed as both covenants and conditions as though the words imposing such covenants and conditions were used in each separate paragraph hereof; subject to any provisions hereof restricting assignment or subletting by Tenant all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns. This Lease shall be governed by the laws of the State of California.

23.12 Waiver. No covenant, term, or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed and any waiver of the breach of any covenant, term, or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term, or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant term or condition unless otherwise expressly agreed to by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by such non-defaulting party in writing. Pursuit of any remedy shall not preclude pursuit of any other remedies herein provided or any other remedies provided by law, such remedies being cumulative and non-exclusive, nor shall pursuit of any other remedy constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of the payment of Rent or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord’s right to enforce any such remedies with respect to such default.

The parties agree that all actions or proceedings arising out of or related to this Lease shall be tired and litigated only in the California state courts and the federal courts located in Alameda County, California. Tenant and Landlord hereby irrevocably submit to the jurisdiction of the California state courts and the Federal District Court of the Northern District of California located in Oakland with respect to such actions or proceedings, and agrees that such courts constitute a proper venue for any such actions and proceedings.

23.13 Surrender of Leased Premises. The voluntary or other surrender of Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.

23.14 Holding Over. If Tenant remains in possession of all or any part of the Leased Premises after the expiration of the term hereof, without the express or implied consent of Landlord, such tenancy shall be from month to month only and not a renewal hereof or an extension for any further term. In such case such month to month tenancy shall be subject to every other term, covenant, and agreement contained herein except that the monthly Rent shall be at a rate equivalent to 125% of the monthly Rent paid by Tenant at the expiration of this Lease. In the event of such holding over, all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy. At any time during said month to month tenancy, either party may terminate this agreement by giving thirty (30) days notice to the other party. Any such thirty (30) day notice by Tenant to Landlord must commence on the first day of each calendar month.

23.15 Signs. Tenant shall not place or permit to be placed in, upon or about the Leased Premises or the Project where visible from outside the Leased Premises or any part of any building within the Project, any signs, notices, drapes, shutters, blinds, or displays of any type without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

23.16 Reasonable Consent. Except as limited elsewhere in this Lease, wherever in this Lease Landlord or Tenant is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld. In the event of failure to give any such consent, the other party shall be entitled to specific performance at law and shall have such other remedies as are reserved to it under this Lease, but in no event shall Landlord or Tenant be responsible in monetary damages for failure to give consent unless said failure is withheld maliciously or in bad faith.

23.17 Interest on Past Due Obligations. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at the maximum rate permitted by law from the due date. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

23.18 Recording. Tenant shall not record this Lease without Landlord’s prior written consent, and such recordation shall, at the option of Landlord, constitute a non-curable default of Tenant hereunder. Either party shall, upon request of the other, execute, acknowledge, and deliver to the other a short form memorandum of this Lease for recording purposes.

23.19 Notices. All notices or demands of any kind required or desired to be given by Landlord or Tenant hereunder shall be in writing and shall be deemed delivered: (1) when personally delivered, or (2) forty-eight (48) after depositing the notice or demand by United States mail, first class, post prepaid, addressed to the Landlord or Tenant, respectively at the addresses set forth in the Summary above.

23.20 No Reservation. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease; it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

23.21 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said Corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

23.22 Security Measures. Tenant hereby acknowledges that the Rent payable to Landlord hereunder does not include the cost of guard services or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Landlord has provided certain security devices (as appropriate to the Project) for the convenience of the tenants in the Project, as well as tenants’ agents, employees, contractors, licensees, customers, or invitees. However, Landlord can make no guarantees of any nature with respect to the effectiveness of such measures in eliminating criminal acts. Tenant assumes all responsibility for the protection of Tenant and Tenant’s agents, employees, contractors, licensees, customers, or invitees, and the property belonging to same, from acts of third parties, and indemnifies Landlord and holds Landlord harmless therefrom. Tenant should install their own locks on their Leased Premises.

23.23 Pets. Without the prior written consent of Landlord, Tenant shall allow no pets of any nature in the Leased Premises or the Project. Where such consent is contemplated, Landlord may require an additional security deposit or additional Rent as a condition for Tenant having pets.

23.24 Rules and Regulations. The Rules and Regulations attached hereto as Exhibit C are hereby incorporated into the terms of the Lease. Tenant agrees to abide by such Rules and Regulations. Landlord may from time to time alter or amend such Rules and Regulations, in its reasonable discretion, for the common benefit of the Tenants and the Project.

23.25 No Partnership. It is expressly understood that Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant.

23.26 No Construction Against Preparer. This Lease has been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors. Landlord, Tenant, and their separate advisors believe that this Lease is the product of all of their efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in preparing it.

23.27 Waiver of Jury Trial. Landlord and Tenant hereby waive their respective rights to trial by jury of any cause of action, claim, counter-claim or cross complaint in any action, proceeding or hearing brought by either Landlord against Tenant, or Tenant against Landlord on any matter whatsoever arising out of, or in any connection with, this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Leased Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute or regulation, emergency or otherwise now or hereinafter in effect.

23.28 Title 24. Tenant agrees and understand that, except as otherwise provided in this Lease, any required construction, modification, or improvement to the Leased Premises that may be necessary or appropriate from time to time in order to comply with the State of California Title 24. shall be the sole responsibility of the Tenant and Tenant shall hold Landlord harmless from and against any costs, expenses or obligations (including attorneys fees) incurred in connection therewith.

23.29 City of Berkeley Trip Reduction Measures; First Source. Tenant hereby agrees to comply with all City of Berkeley employer traffic mitigation requirements. Landlord encourages Tenant to execute a First Source Agreement with the City of Berkeley. This agreement will assist Tenant in locating prospective contractors and employees.

23.30 Discrimination. Tenant herein covenants, by and for himself or herself, his or her heirs, executors, administrators, and assigns, and all persons claiming under or through him or her. and this Lease is made and accepted upon and subject to the following conditions:

(a) That there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, religion, sex, marital status, national origin, or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the Leased Premises herein leased nor shall the Tenant, or any person claiming under or through him or her, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy, of tenants, lessees, sublessees, subtenants, or vendees in the Leased Premises herein leased.

(b) The foregoing provision shall be binding upon and obligate Tenant and its transferees.

23.3 1 Approval of Landlord. This Lease is contingent upon final approval by Landlord, evidenced by Landlord’s signature below. No rights or obligations shall be created hereunder until a fully executed counterpart of this Lease has been delivered to Tenant.

~~TO INDUCE LANDLORD TO EXECUTE THIS LEASE, THE INDIVIDUAL(S) SIGNING BELOW ON BEHALF OF THE TENANT PERSONALLY GUARANTEE(S) ALL OBLIGATIONS OF THIS LEASE AND AGREE(S) THAT NO ACTION AGAINST THE TENANT SHALL BE NECESSARY, OTHER THAN A DEMAND FOR PAYMENT BEFORE COLLECTION FROM THE GUARANTOR(S) MAY DESIGN . GUARANTOR(S) AGREE(S) TO PAY ANY AND ALL COSTS OF SUIT , INCLUDING ATTORNEYS’ FEES, TO ENFORCE THIS GUARANTEE.~~

In Witness Whereof, Landlord and Tenant have executed this Lease as of the date first above written.

LANDLORD:		TENANT:

Temescal, L.P., a California limited partnership		Powerlight Corporation, a corporation

By:	Libitzky Development Corp.
Its:	General Partner

By:	/s/ Moses S. Libitzky	By:	/s/ Thomas Dinwoodie
Moses S. Libitzky, President
Date:	6/8/99	Date:	6/8/99

Contra Costa Industrial Park, Ltd., a California limited partnership

By:	Ziegler Development Corp.
Its:	General Partner

By:	/s/ Michael Ziegler
Michael Ziegler, President
Date:	6/8/99

LANDLORD THROUGH THEIR AGENTS AND/OR EMPLOYEES MAKES NO REPRESENTATIONS OR RECOMMENDATIONS WITH RESPECT TO THE LEGAL SUFFICIENCY OR TAX OR LEGAL EFFECT OF THIS LEASE. THIS DOCUMENT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY WITH WHOM YOU SHOULD CONSULT TO SEE THAT YOUR RIGHTS ARE ADEQUATELY PROTECTED.

Exhibit A

Site plan of premises (§1)

See Attached Exhibit A-l

Additional Parking.

Landlord shall provide Tenant with one 36 x 8 designated parking space located in the parking area adjacent to Berkeley Mills for the storage by Tenant of a loading ramp actively used in its operations.

Use of Roof for Solar Panel Testing.

Tenant shall have the right to access and use the roof above the Leased Premises for the purpose of establishing a testing location for solar panels. Tenant shall advise Landlord in writing, in advance, at such time as Tenant first intends to use the roof. Tenant shall be responsible for the maintenance and care of the roof during the term of this Lease if Tenant elects to use the roof as described above.

Exhibit B

Construction to be performed by Landlord (§4)

Landlord shall: (a) Seal off top of front of building with clear paneling or other solution to secure space while allowing natural light; (b) provide panels or other solution to allow natural light down the North sidewall at top of space, (but only if the cost to perform (a) and (b) do not exceed $5,000; if the cost will exceed $5,000, then, either (X) Tenant may elect to pay for the difference, in advance of the performance of the construction or (Y) the construction will not be required); (c) make sure that all roll up and swing doors to space are in good working order and secure; and (d) deliver Leased Premises broom clean and will bar access by birds.

Construction that may be performed by Tenant (§4)

Tenant at Tenants sole cost and expense shall have the right, subject to Article 11 of the Lease, to (a) install a roll up door along the right hand side of the unit accessing the loading area in the side alley; (b) build 4,800 sq. ft. of offices.

Exhibit C

Rules and Regulations

1.	No signs or lettering shall be painted, installed, affixed, or inscribed to the exterior of the Project without prior written consent of Landlord as defined in the Lease, which consent shall not be unreasonably withheld.

2.	The sidewalks, fire lanes, driveways, traffic corridors, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by them for any purpose other than for ingress and egress from the Leased Premises.

3.	The toilet rooms, urinals, wash bowls, and other apparatus shall not be used for any other purpose than that for which they were constructed and no foreign substances of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who or whose employees or invitees shall have caused it.

4.	No cooking shall be done or permitted by Tenant on the Leased Premises, nor shall the Leased Premises be used for washing clothes, for lodging or for improper objectionable or immoral purpose. Microwave ovens and coffee machines in employee kitchen shall be permitted.

5.	Tenant shall not use, keep, or discard or the Leased Premises, or Project, any kerosene, gasoline, flammable or combustible fluid or material, unless previous written consent is given by Landlord, and materials are stored in a manner consistent with all applicable laws and are stored in rooms or containers consistent with all code requirement.

6.	Landlord will direct electricians as to where and how telephone and other communication cabling, in use now or in the future, be introduced to the Leased Premises. No boring or cutting of wires will be allowed without prior consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the prior approval of Landlord, such approval not to be unreasonably withheld.

7.	Landlord reserves the right to exclude or expel from the Leased Premises or Project any person who, in the sole judgement of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the any of the herein rules and regulations.

8.	No vending machines or machines of any description shall be installed, maintained or operated upon the Leased Premises or Project without the prior written consent of Landlord.

9.	With the prior written consent of Landlord, Tenant shall not use the name of the building in connection with or in promoting or advertising the business of Tenant except at Tenant’s address.

Exhibit D

CONDITION, MAINTENANCE AND REPAIR OF CRANES

This Exhibit sets forth the rights and responsibilities of Landlord and Tenant in connection with the condition, maintenance and repair of each crane (each, respectively, a “Crane”) located within the Leased Premises and leased to Tenant pursuant to this Lease. To the extent that the provisions of this Exhibit are inconsistent with the provisions of the Lease, this Exhibit supersedes the Lease.

A.	Election by Tenant to Use Crane.

As of the Commencement Date, no crane shall be used by Tenant. If Tenant thereafter desires to use the crane at the Leased Premises, Tenant shall provide written notice (the “Election to Use Crane”) no less than thirty (30) days prior to such use and shall, thereafter, be subject to the provisions of this Exhibit.

1. Base Level Condition of Cranes.

Within twenty (20) days of Landlord’s receipt of the Election to Use Crane, Landlord shall arrange for a crane inspection report to be prepared, which report shall be attached to this Exhibit ( a “Crane Report”). Except as to any permanent damage condition which does not interfere with the safety or operation of the Crane as may be noted in the Crane Report, Tenant acknowledges and agrees that Tenant has inspected each Crane and each is accepted by Tenant in good and working order, condition and repair (the “Base Level Condition”). Any repair or maintenance required or recommended by a Crane Report, or otherwise required to place or maintain the Cranes in Base Level Condition, shall be the responsibility of Tenant under Section 2, below. Neither Landlord nor any agent on behalf of Landlord has made or is authorized to make any representation or warranty with respect to (i) the condition of any Crane, (ii) the suitability of any Crane for use in Tenant’s business, or (iii) the compliance or noncompliance of any Crane with any federal, state or local laws or regulations, including but not limited to Cal-OSHA standards for crane operations. Not later than five (5) days following Tenant’s receipt of the Crane Report. Tenant may, at its discretion, withdraw its Election to Use Crane, in which event the Crane shall be locked and shall not be used by Tenant and no subsequent Election to Use Crane may be made by Tenant. If Tenant does not elect to withdraw its Election to Use Crane, then Tenant shall be deemed to accept the Crane Report as described and under the conditions set forth above, and all of the provisions of this Exhibit shall thereupon govern the rights and responsibilities of Landlord and Tenant concerning the Crane.

2. Tenant’s Maintenance and Repair Obligations.

Tenant, at its sole cost and expense, shall keep and maintain each Crane in good order, condition and repair during the term of the Lease.

(a) Inspections. Tenant shall cause, at Tenant’s expense, each Crane to be inspected regularly, but no less frequently than once every ninety (90) days (the “Inspection”), by a State licensed Crane servicing company designated in advance by Landlord (the “Servicing Company”). Landlord hereby designates WPH Crane Services as the initial Servicing Company. Landlord may designate in writing, at its sole discretion, other Crane servicing companies in lieu of WPH Crane Services or in addition to said company. Tenant shall make each Crane readily available for such Inspections, however Landlord and/or Servicing Company shall make every effort not to unreasonably interfere with Tenant’s use of the Crane and shall provide reasonable advance notice of such Inspection. The Inspection shall include a written report by the Servicing Company and, at a minimum, shall cover those items as set forth on the sample service report form as set forth at Section 5 of this Exhibit (the “Sample Report”), including but not limited to the following:

(i) Bridge Complete Inspection. Brakes, gear boxes, drive shafts, tag lines, bridge motor(s), end trucks, wheels, bridge girders and controls;

(ii) Hoist. Motor brakes, load cables, sheaves, trolley wheels, gear box, trolley, trolley and hoist frame, and load brake to be checked under load;

(iii) Runway System. Rails, beams, bolts, runway buss bar and brackets, end stops and collectors;

34

(iv) Monorails Inspection and Service. Hoist: Motor brakes, load cable, sheaves, trolley wheels, gear box, trolley, trolley and hoist frame, and load brake to be checked under load. Monorails Beam and suspension brackets and bolts.

(v) Jib Cranes. Hoist: Motor brakes, load cable, sheaves, trolley wheels, gear box, trolley, trolley and hoist frame, and load brake to be checked under load. Jib crane anchor bolts; wall or floor, hood assembly, column and boom, end stop and tag line.

Landlord shall instruct each Servicing Company performing an Inspection to (i) prepare a written report which includes, at a minimum, a report in substantially the form as the Sample Report and (ii) provide a copy of each written report directly to Landlord and to Tenant.

(b) Overhead Hoist and Crane Preventive Maintenance.

Tenant shall regularly, but no less frequently than the earlier of (i) once every ninety (90) days or (ii) every 750 operating hours, cause the following Preventive Maintenance to be accomplished for overhead hoist and cranes:

(i)	Lubricate all machine components according to manufacturer’s specifications;

(ii)	Inspect all oil reservoir levels and add oil as required;

(iii)	Inspect cables, hook, sheaves and drums for proper conditions and operation and lubricate as required;

(iv)	Inspect hoist and trolley frames, catwalks and handrails for loose bolts and defective parts;

(v)	Open all control panels and check all contactors for proper operation;

(vi)	Inspect limit switches for proper operation and adjust if necessary;

(vii)	Inspect all motors and motor couplings for wear and proper operation;

(viii)	Inspect safety switches for proper operation;

(ix)	Inspect all end stops, sweeps and bumpers;

(x)	Check to sec that all steps are working properly on variable speed cranes (push button and contactors) and on other variable speed cranes, inspect all control buttons for proper condition and operation; inspect all crane motions for smoothness of travel;

(xi)	Inspect for any oil leaks (and report same);

(xii)	Inspect all motor brakes and adjust as required. Test all brakes for possible need of replacement of brake linings or brake shoes;

(xiii)	Check all collector shoes, brushes or wheels for possible need of replacement; and

(xiv)	Any other service, maintenance or inspection as may be required by any Federal, State or local laws or regulations.

Tenant shall at all times cause each Crane to meet all requirements for Cal-OSHA certifications, including inspection, testing, maintenance, service, repair and recordkeeping, and shall maintain and keep current any and all certificates (the “Certificates”) required for Crane operation. Tenant shall assure that all Cal-OSHA inspections, including but not limited to (i) annual inspections on any Crane exceeding a 3-ton capacity, and (ii) a load test, currently required once every four (4) years on any Crane exceeding a 3-ton capacity, are timely undertaken.

(c) Repairs and Maintenance. Tenant shall, no later than forty-five (45) days after the date on which a written report of any Inspection is made by a Servicing Company or a written report of any inspection in connection with the issuance or renewal of any Certificate (a “Certificate Inspection”), cause, at its sole cost and expense, all repairs (including but not limited to procuring and installing parts) and maintenance as shown on such report to be made. Repairs which require any third party to perform services shall be performed by a Servicing Company approved in advance by Landlord. Each repair made and maintenance undertaken by Tenant or caused by Tenant to be performed shall be documented in writing, and, in the event such repair or maintenance was recommended or required pursuant to an Inspection or Certificate Inspection, a copy of such written documentation shall be delivered to Landlord within three (3) days of completion of such repair or maintenance. Tenant shall make available, upon reasonable notice and request by Landlord, all maintenance and repair records for Landlord’s inspection. Unless requested by Landlord, Tenant does not need to deliver to Landlord a copy of written documentation reflecting the performance of regular preventive maintenance.

3. Tenant’s Default. The failure by Tenant to observe or perform any of the obligations set forth in this Exhibit, including but not limited to Tenant’s obligation to provide and deliver reports to Landlord within the time frames set forth herein, shall constitute a material breach of the Lease, and Landlord shall have, in addition to the remedies set forth herein, all of those remedies as set forth in the Lease.

In addition to all other remedies, Landlord may. in the event of breach by Tenant, elect to (i) retain, in Tenant’s name, on Tenant’s behalf (which authority Tenant hereby expressly grants to Landlord), and for Tenant’s account a Servicing Company for purposes of accomplishing any Inspection and/or repair and/or maintenance reasonably deemed necessary by such Servicing Company or reasonably required to place a Crane in Base Level Condition, (ii) disable and/or remove from service to the Leased Premises any Crane which Tenant has failed to inspect, repair or maintain in accordance with this Exhibit, and/or (iii) undertake any activity set forth in (i), above, at Landlord’s expense, and thereupon apply Tenant’s Security Deposit to any such expenses and/or demand the repayment of such sums (to the extent not then available from Tenant’s Security Deposit) from Tenant, which sums shall be considered Additional Rent.

4. Condition of Cranes Upon Lease Termination. Upon the termination of the Lease and within no more than five (5) days before vacating the Leased Premises, Tenant shall cause an Inspection to be performed by a Servicing Company and shall, prior to vacating the Leased Premises, cause all then outstanding repairs and maintenance to be performed. Tenant shall return possession of each Crane to Landlord in equal or better working order, condition and repair than the Base Level Condition.

5. Sample Report/Crane Report. The immediately following page of this Exhibit is a Sample Report, as defined above. Following such Sample Report is/are the Crane Report(s) referenced in Section 1 of this Exhibit.

Sample Report

AMENDMENT NO. 1

TO

INDUSTRIAL LEASE

This Amendment No. 1 to Industrial Lease (this “Amendment No. 1”) is entered into as of November 6, 2000, by and between Temescal, L.P., a California limited partnership and Contra Costa Industrial Park, Ltd., a California limited partnership (collectively “Landlord”) and Powerlight Corporation, a California corporation (“Tenant”) and amends that certain Industrial Lease, dated as of May 12, 1999 (inclusive of that certain “Lease Addendum Temescal—Powerlight Corporation” executed June 8, 1997) [Typo] (the “Lease”). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

RECITAL

Landlord and Tenant desire to amend the Lease to (a) permit Tenant to access and use a portion of the roof over the adjoining building located at 775 Heinz Street, Berkeley (the “775 Heinz Roof) for the purpose of establishing a testing location for solar panels (b) add the sum of $150 per month to the Monthly Base Rent, effective as of November 1, 2000, and to further modify the Lease as set forth herein.

AGREEMENT

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree that the Lease shall be amended as follows:

1. Access and Use of 775 Heinz Street Roof.

Tenant shall have the right, for the Term of the Lease, to access and use the 775 Heinz Roof for the purposes of establishing and maintaining a testing location for solar panels (the “Solar Panels”). The Solar Panels shall cover approximately 50% of the 775 Heinz Roof, in the configuration as generally depicted on Exhibit A attached hereto. Tenant shall be responsible for the maintenance and care of the 775 Heinz Roof during the term of the Lease. If requested by Landlord, in order to accommodate future equipment (including, without limitation, telecommunications equipment) that may be placed on the 775 Heinz Roof, Tenant will reconfigure the Solar Panels. In addition to but subject to this Amendment No. 1, for purposes of Sections 3, 7(b) – (g), 9(d) – (e), 11, 12, 13, 14, 15, 16, 17, 18, 20, 21 (as modified by the Lease Addendum) and 23 (as modified by the Lease Addendum) of the Lease, the term “Leased Premises” shall be deemed to include the 775 Heinz Roof. Tenant shall not have the right to sublet all or any portion of the 775 Heinz Roof.

All access to the 775 Heinz Roof by Tenant shall be exclusively via the roof on the building at 815 Heinz Street, over that point identified as the “Access Point” on Exhibit A. Under no circumstances shall Tenant use, access, enter onto or cross over

(regardless of whether such is considered temporary, emergency or permanent and regardless of the reason for such use, access, entry or crossing) any roof except the 775 Heinz Roof and the 815 Heinz Roof and for the uses described herein or make such access in the absence of providing the notice as required below (collectively and severally, a “Prohibited Access”). Any such Prohibited Access, and/or any breach of any term of this Amendment, shall be grounds for the Landlord to declare Tenant in material default and breach of the Lease and, in addition to any other remedies available to Landlord, Landlord may thereupon elect (without otherwise terminating the Lease), upon thirty (30) days written notice to Tenant, to revoke and terminate Tenant’s right to access and use the 775 Heinz Roof and/or the 815 Heinz Roof.

Tenant acknowledges that minimizing foot and any other traffic on the roofs is desirable to avoid damage and/or accelerate or create undue wear and tear to the roofs. Tenant represents that the installation of the Solar Panels shall take no more than five (5) consecutive days from commencement to completion of such installation. Tenant shall, not later than thirty (30) days following completion of such installation, install a remote camera (such as a webcam) to permit viewing of the Solar Panels without the need to physically access the roofs.

Tenant shall provide at least two (2) business days’ advance written notice to Landlord prior to accessing the 775 Heinz Roof or the 815 Heinz Roof. Each such notice shall be written and shall be transmitted by facsimile to the Landlord at (510) 652-0588 and to the property manager designated by Landlord (Mark Scheberies/The Merle Hall Company, at 925-933-4150) and shall described the reason for the access, the duration of such access and shall identify the persons who will be making such access. It is the intention of this provision that Tenant shall not be required to provide a written notice for each of multiple accesses made within a reasonably short period of time (for example, multiple access on the same day related to a maintenance inspection, and/or, repair); it is, however, the intention of this provision to require Tenant to provide multiple and separate written notices for multiple access that occurs over the period of days or weeks or more.

2. Rent.

The Monthly Base Rent shall, effective as of November 1, 2000 be increased by the amount of One Hundred and Fifty Dollars ($150.00).

3. Paragraph 2.5 of the Lease and Paragraph 1 of the Lease Addendum are hereby deleted, in their entirety and shall be of no further force or effect.

4. Except as set forth above, all other terms and provisions of the Lease shall remain in full force and effect.

[signature page continues]

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 effective as of the date first above written.

LANDLORD:			TENANT:

Temescal, L.P., a California limited partnership			Powerlight Corporation, a California corporation

By:	Libitzky Holdings, LP, a California
	limited partnership, its general partner			/s/ Daniel Shugar
			By:	Daniel Shugar, Vice-President

	By:	Libitzky Development
Corporation, a California corporation, its general partner

	By:	/s/ Moses S. Libitzky
Moses S. Libitzky,
President

Contra Costa Industrial Park, Ltd., a California limited partnership

By:	Ziegler Development Corp., its
general partner

	By:	/s/ Michael Ziegler
Michael Ziegler,
President

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Exhibit A

775 Heinz Street Roof/Access Point

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# TEMESCAL BUSINESS CENTER

2810 7TH
2818 7TH
2820 7TH
2824 7TH
2828 7TH (2ND FL)
2830 7TH
2846 7TH
2848 7TH
2840 7TH
2850 7TH
815 HEINZ
813 HEINZ
809 HEINZ (2ND FL)
745 HEINZ
765 HEINZ
775 HEINZ
793 HEINZ
829 HEINZ
PARKING ENTRANCE/EXIT
PARKING ENTRANCE/EXIT
PARKING ENTRANCE/EXIT
7TH STREET
HEINZ STREET

TEMESCAL BUSINESS CENTER 745 HEINZ 765 HEINZ 2810 7TH 815 HEINZ 775 HEINZ 2818 7TH 2820 7TH 2824 7TH 2846 7TH 813 HEINZ 809 HEINZ (2ND FL) 793 HEINZ 2828 7TH (2ND FL) 2830 7TH 2848 7TH 829 HEINZ 2840 7TH 2850 7TH PARKING ENTRANCE/EXIT PARKING ENTRANCE/EXIT 7TH STREET PARKING ENTRANCE/EXIT HEINZ STREET

LEASE ADDENDUM

TEMESCAL – POWERLIGHT CORPORATION

1.	Section 2.5(b) - Option to Extend. Monthly Base Rent during Option Period to be adjusted annually by cpi, with a minimum of 102% of Monthly Base Rent, and a maximum of 106% of Monthly Base Rent.

2.	Section 23.31 - Approval of Landlord. The guaranty language to be deleted.

3.	Section 5.1 - Rent. Monthly rent payment due on the first of each month, with 10 day grace period.

4.	Section 9 - Operating Expenses.

a)	In the absence of a cap on operating expense pass throughs,

i)	Subparagraph (b) should be revised to delete the requirement that Tenant pay for any uninsured loss.

ii)	insert “reasonable” management fees . . .

5.	Section 21.2(d) - Late Charge. The late charge should only apply after Tenant’s 10 day grace period.

6.	Exhibit A.

a)	2 dumpsters in locations to be mutually agreed.

7.	Exhibit B.

a)	Landlord and Tenant to agree on a scope of work not to exceed $5,000.

b)	Given condition of Premises with respect to bird droppings, replace “broomclean” with “powerwash, or equivalent”.

The undersigned agree to the above changes (as edited and initialed) to the Industrial Lease signed June 8, 1999 between Temescal, L.P. as Landlord and PowerLight Corporation as Tenant, and hereby instruct their attorneys to implement said changes for a revised lease which incorporates this Lease Addendum. In consideration of the foregoing, Tenant furnishes a check in the amount of $18,090.90 (for Security Deposit plus first month’s rent) and Landlord agrees upon this day to give 30 days notice to vacate to the current Tenant at 815 Heinz.

/s/ TLD	/s/ MZ
INITIALS (Tenant)	INITIALS (Landlord)

Date: 6/8/99	Date: 6/8/99

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Amendment to Lease Agreement

Dated: January 22, 2004

That certain lease agreement dated May 12, 1999 by and between Temescal, L.P. a California Limited Partnership, and Contra Costa Industrial Park, Ltd., a California Limited Partnership, hereinafter known as “Landlord”, and Powerlight Corporation, a California Corporation, hereinafter known as “Tenant”, and concerning the premises commonly known as 815 Heinz Avenue, Berkeley, California, is hereby amended as follows:

1)	The Lease Term shall be extended to June 30, 2009.

2)	Effective July 1, 2004 Tenant’s Base Rent shall be $8,474.16 per month.

3)	Tenant accepts the Premises in its as-is condition.

4)	All other terms and conditions of the Lease, as amended, remain in full force and effect

LANDLORD			TENANT

Temescal, L.P. & Contra Costa Industrial Park, Ltd.			Powerlight Corporation, a California Corporation.

By:	Hall Equities Group
	As Authorized Agent for Owner		By:	/s/ Thomas Dinwoodie

	By:	/s/ Michael Ziegler	Date:	4/7/04

It’s:

Date: